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                              SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT, dated as of June 14, 1999 (the "Agreement"), is made by and among Energy Convergence Holding Company, an Illinois corporation ("Newco"), Illinova Corporation, an Illinois corporation ("Illinova"), Dynegy Inc., a Delaware corporation ("Dynegy"), and Chevron U.S.A. Inc., a Pennsylvania corporation (the "Shareholder").

         WHEREAS, Shareholder owns a significant percentage of the outstanding capital stock of Dynegy; and

         WHEREAS, Newco, Illinova, Energy Convergence Acquisition Company, an Illinois corporation ("ECAC"), Dynegy Acquisition Company, a Delaware corporation ("DAC"), and Dynegy have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), that provides for, among other things, the merger of DAC with and into Dynegy (the "Merger"), pursuant to which shares of Newco's Class B Common Stock, no par value ("Class B Shares"), shall be issued to Shareholder in exchange for its shares of Dynegy stock, subject to the terms and conditions of the Merger Agreement; and

         WHEREAS, on the closing date of the Merger, Shareholder will purchase additional shares of Newco Class B Shares pursuant to the terms of a Subscription Agreement dated as of the date hereof (the "Subscription Agreement") by and between Newco and the Shareholder; and

         WHEREAS, as an inducement to Newco, Illinova and Dynegy to enter into the Merger Agreement, Shareholder agreed to enter into this Agreement to provide for certain agreements and obligations of the parties hereto prior to and following the closing of the Merger;

         NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, each of the following capitalized terms is defined as follows:

         "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and includes any Person acting in concert with another Person.

         "Auction" shall mean a sale process for 100% of the total combined voting power of the outstanding voting securities of Newco conducted by an investment banking firm of national reputation selected by Newco and reasonably acceptable to Shareholder. An "Auction" may include either (i) a broad or narrow solicitation of interest and may or may not involve multiple rounds of bidding as determined by Newco's Board of Directors or a committee thereof or (ii) any recapitalization, combination, reverse merger or other similar transaction.
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         "Blocking Event" shall occur if either (a) all of the directors elected to Newco's Board of Directors pursuant to the terms of the Class B Shares present at the meeting where a Covered Transaction is considered vote against a Covered Transaction and such Covered Transaction is otherwise approved by at least a majority of the directors elected to Newco's Board of Directors then in office, or (b) any of the Class B Shares are voted against a Covered Transaction and such Covered Transaction is otherwise approved by at least two-thirds of those shares entitled to vote on the transaction (other than the Class B Shares and other than shares that are beneficially owned by members of Newco's Board of Directors and the executive officers of Newco or any Subsidiary of Newco). Notwithstanding the foregoing, no "Blocking Event" shall be deemed to occur with respect to (a) any Covered Transaction which is a substantially similar transaction as a Covered Transaction previously acted upon, the intent of the parties being that repetitive submissions of substantially similar proposals shall not result in additional Blocking Events having occurred or (b) any event that would otherwise constitute a Blocking Event pursuant to clause (a) or (b) of the preceding sentence with respect to which a majority of the directors elected to Newco's Board of Directors then in office (other than the directors elected by the holders of the Class B Shares) determines that such event shall not be deemed to be a Blocking Event.

         "Buyout Event" shall occur upon the earlier of (a) the occurrence of a second Blocking Event within a period of 24 consecutive months following the occurrence of a prior Blocking Event or (b) the occurrence of a third Blocking Event (regardless of the period of time between Blocking Events).

         "Class A Shares" shall mean shares of Newco's Class A Common Stock, no par value.

         "Closing" shall mean the closing of the transactions contemplated by the Merger Agreement.

         "Covered Transaction" shall mean an event specified in Article III,
Section 7(B) (excluding clause (1) and (2) thereof) of the Bylaws of Newco.

         "Effective Date" shall mean the effective date of the Merger.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Governmental Authority" shall mean any governmental or regulatory authority or agency.

         "Governmental Order" shall mean any rule, regulation, order, writ or decree of a Governmental Authority.

         "Parent" shall mean any Person of which Shareholder is a "subsidiary company" as defined in PUHCA.

         "Person" shall mean a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.


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         "Public Sale" shall mean (a) an underwritten public offering of Class B
Shares (or the Class A Shares into which they are convertible) pursuant to an effective registration statement under the Securities Act or (b) a bona fide public sale of Class B Shares in an open market transaction through a broker, dealer or market maker under Rule 144 (or any successor rule thereto) of the Securities Act.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended, including any regulations promulgated thereunder or any successor statutes thereto.

         "PUHCA Exemption" shall mean an exemption under Section 3(a)(3) of PUHCA from the registration and other requirements of PUHCA.

         "Qualified Offer" shall mean a written offer by Shareholder or any Affiliate thereof to acquire all, but not less than all, of the outstanding voting securities of Newco for consideration consisting solely of cash or freely tradable securities listed on a national securities exchange or the NASDAQ National Market (or successors thereto), which offer is accompanied by a fairness opinion relating to such offer from an investment banking firm of national reputation.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between Shareholder and Newco.

         "SEC" shall mean the Securities and Exchange Commission or any successor organization.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Third Party Offer" shall mean a bona fide cash offer from any Person to acquire all or any part of the Class B Shares (or the Class A Shares into which they are convertible).

         "Third Party Offeror" shall mean a Person who makes a Third Party
Offer.

         "Transfer" shall mean: (a) when used as a noun, any direct or indirect transfer, sale, assignment, conveyance, pledge, hypothecation, encumbrance or other disposition; and (b) when used as a verb, to directly or indirectly transfer, sell, assign, convey, pledge, hypothecate, encumber or otherwise dispose of; provided that "Transfer" shall not include any such transfer to a "Permitted Transferee" (as defined in Newco's Articles of Incorporation) provided that such Permitted Transferee agrees in writing to become a party to this Agreement and to be bound by the provisions hereof; provided, further, that "Transfer" shall include a change of control of any Person who holds, directly or indirectly, Class B Shares (but shall not include a change of control with respect to Chevron Corporation).

         "Voting Agreement" shall mean the Voting Agreement dated as of the date hereof between Shareholder and Illinova.

         "Widely Disbursed Public Sale" shall mean a Public Sale in which no purchaser and its affiliates (a) acquires Class B Shares (or the Class A Shares or other securities into which the Class B Shares are convertible) representing more than 3% of the total combined voting power of


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all voting securities of Newco then outstanding or (b) acquire any shares to the extent that such acquisition will increase such purchaser's and its Affiliates' combined voting power to more than 5% of the total combined voting power of all voting securities of Newco then outstanding.

                                   ARTICLE II
               AGREEMENTS RELATING TO PUHCA AND ICC CERTIFICATION

         2.1 Covenants of Shareholder and Newco. Shareholder and Newco covenant and agree that:

                  (a) Within 30 days after the date hereof, Shareholder will file with the SEC a good faith application seeking exemption or exclusion (under such provisions of PUHCA as Shareholder shall elect) from the registration requirements of PUHCA that would otherwise apply to Shareholder by virtue of Shareholder's acquisition of Newco Common Shares pursuant to the Merger Agreement and the Subscription Agreement. Shareholder will coordinate its efforts to secure an exemption from the registration requirements of PUHCA with Illinova and Dynegy and provide Illinova the opportunity to join said application.

                  (b) In the event that the SEC grants the PUHCA exemption application under Section 2.1(a) hereof conditioned upon modifications to Shareholder's ownership interests or minority shareholder protection rights (including governance and voting rights) pertaining to Newco or that the staff of the SEC's Division of Investment Management at a level of Assistant Director or higher conditions its willingness to support the issuance of a final order granting the PUHCA exemption application upon the inclusion in Shareholder's exemption application of representations or undertakings concerning Shareholder's intended exercise of its rights, Shareholder will take such steps as may be reasonably required to implement (not including registration under PUHCA) such modifications or representations; provided, however, that Shareholder shall not be required to make any such modification or representation that would effect a material change in Shareholder's ownership interest or minority shareholder protection rights (including governance and voting rights) pertaining to Newco except as required under Section 2.1(e) hereof, or affect Shareholder's ability to acquire "foreign utility companies" under Section 33 of PUHCA.

                  (c) In the event that prior to Closing (as defined in the Merger Agreement) (i) the SEC denies the PUHCA exemption application to be made under Section 2.1(a) hereof or a "Staff Objection," as defined in the Merger Agreement, is received, the parties will mutually explore appropriate modifications to their agreements and the basis for a renewed or amended exemption application that is likely to address any Staff Objection and receive favorable action and will cooperate in making such amended application; provided, however, that Shareholder shall not be required to make any modification or to make any representation or undertaking to the SEC that would effect a material change in Shareholder's ownership interests in or minority shareholder protection rights (including governance and voting rights) pertaining to Newco, except as may be required under Section 2.1(e) hereof or affect Shareholder's ability to acquire "foreign utility companies"


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         under Section 33 of PUHCA. If the parties do not agree upon and implement such modification to their agreements within 90 days, any party hereto may terminate this Agreement by notice to the other parties, which termination shall automatically terminate the Merger Agreement, as provided in Section 9.3(f) thereof.

                  (d) In the event that after Closing (as defined in the Merger Agreement), the SEC denies the PUHCA exemption application to be made under Section 2.1(a) hereof or revokes or revises in a manner adverse to Shareholder an exemption previously granted, and no action Shareholder is required to take, or will agree to take, under this
         Section 2.1 will enable Shareholder to obtain an exemption or to restore the exemption previously granted, Newco shall have the sole responsibility to take and will take the necessary actions to avoid Shareholder becoming a holding company required to register under PUHCA including, without limitation, one or more of the following: joining or becoming subject to an independent system operator or a separate transmission company, joining or contributing assets to a regional transmission organization, functionally separating its lines of business, or divesting utility assets or public utility companies, in any such event only to the extent necessary to allow perfection of an exemption or for Shareholder to avoid the requirement that Shareholder register as a holding company pursuant to PUHCA. In such instances, Shareholder shall cooperate with Newco in its efforts to obtain perfection of an exemption from the registration requirements of PUHCA for Shareholder, but will not be required to take any action materially affecting Shareholder's ownership interest or minority shareholder protection rights (including governance and voting rights) pertaining to Newco, or Shareholder's ability to acquire "foreign utility companies" under Section 33 of PUHCA.

                  (e) Notwithstanding any other provision of this Section 2.1, in the event that Shareholder acquires (other than through Newco) a direct or indirect interest in any public utility company other than Illinois Power Company or acquires voting stock in Newco in addition to the stock to be acquired under the Merger Agreement and the Subscription Agreement: (i) Newco shall not be required to undertake any action to remedy the legal consequences under PUHCA of any such acquisition, and (ii) Shareholder shall have the sole responsibility to take (if it elects to do so) the necessary actions to avoid Shareholder becoming a holding company required to register under PUHCA including, without limitation, divestiture of the additional interests acquired by Shareholder and modification of Shareholder's minority shareholder protection rights (including governance and voting rights) in any of Shareholder's direct or indirect interests in a public utility company.

                  (f) Newco agrees that it will not (nor allow any subsidiary to) enter into transactions or to take other action that would put the exemptions from the registration requirements of PUHCA held by Newco or Shareholder at risk or restrict Shareholder's ability to invest in or acquire interests in "foreign utility companies" as defined by section 33(a)(3) of PUHCA.

                  (g) Newco agrees to obtain or cause to be obtained from the ICC a certification under Section 33 of PUHCA which has the effect of allowing Shareholder,


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         any Parent, or any "subsidiary company" (as defined in PUHCA) of such
         Parent to acquire and maintain an interest in the business of one or more "foreign utility companies" as defined in Section 33 of PUHCA, unless Illinova shall have provided evidence reasonably satisfactory to Dynegy and Shareholder that such certification is unnecessary for acquiring or maintaining such an interest.

                  (h) Newco, Illinova and Dynegy shall furnish such information and provide such assistance, as Shareholder may reasonably request for purposes of implementing the provisions of this Section 2.1.

                                  ARTICLE III
                    LIMITATIONS ON ACQUISITIONS AND TRANSFERS

         3.1 Limitations on Certain Acquisitions by Shareholder. Newco and Shareholder covenant and agree that:

                  (a) Shareholder may freely acquire, or permit any Affiliate of Shareholder to acquire, by purchase or otherwise, any securities of Newco or become affiliated with any Person who owns securities of Newco, so long as Shareholder and its Affiliates do not collectively beneficially own (including any securities of other Persons with whom Shareholder or its Affiliates are affiliated) securities representing more than 40% of the total combined voting power of the outstanding voting securities of Newco.

                  (b) From the date hereof until the first anniversary of the Closing, Shareholder shall not, directly or indirectly, acquire, offer or propose to acquire, solicit an offer to sell, become a "participant" in a "solicitation" of proxies, as those terms are defined in Rule 14a-11 and 14a-1, respectively, under the Exchange Act, in respect of any voting securities of Newco that may be outstanding and entitled to vote relating to any of the foregoing, or otherwise agree to acquire by purchase or otherwise (or permit any Affiliate of Shareholder to undertake any of such actions) any securities of Newco in excess of 40% of the total combined voting power of the outstanding voting securities of Newco; provided, however, that Shareholder may (i) make a Qualified Offer in accordance with Section 3.1(d) if, and only if, any Person or group of Persons (other than an Affiliate of Shareholder) acquires, offers, solicits an offer to sell, or otherwise seeks or agrees to acquire by purchase or otherwise beneficial ownership (as such term is defined in Rule 14d-1 of the Exchange Act) of any securities of Newco representing 15% or more the total combined voting power of the outstanding voting securities of Newco or (ii) exercise its preemptive rights pursuant to Article VI hereof.

                  (c) From and after the first anniversary of the Closing, Shareholder shall not, directly or indirectly, acquire, offer or propose to acquire, solicit an offer to sell, become a "participant" in a "solicitation" of proxies, as those terms are defined in Rule 14a-11 and 14a-1, respectively, under the Exchange Act, in respect of any voting securities of Newco that may be outstanding and entitled to vote relating to any of the foregoing, or otherwise agree to acquire by purchase or otherwise (or permit any Affiliate of Shareholder to undertake any of such actions) any securities of Newco in excess of 40%


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         of the total combined voting power of the outstanding voting securities of Newco; provided, however, that Shareholder shall be entitled to make a Qualified Offer in accordance with Section 3.1(d).

                  (d) (i) In connection with any Qualified Offer, Shareholder shall deliver the Qualified Offer in writing to Newco. In the event that Newco does not accept such offer in writing within 30 days after receipt, such offer shall be deemed withdrawn and Shareholder shall elect for Newco to either: (A) conduct an Auction in which Shareholder may participate but shall have no special priority or other rights vis-a-vis other bidders, or (B) conduct an Auction in which Shareholder shall not participate but at the conclusion thereof Shareholder shall have the right to acquire all of the outstanding voting securities of Newco at a purchase price per share equal to 105% of the purchase price per share set forth in the bid selected by Newco's Board of Directors and in such event, Newco's Board of Directors shall approve promptly and in any case within 10 days of Shareholder's request in writing made within 10 days of the conclusion of any such Auction (written notice of such conclusion to be given immediately by Newco to Shareholder) entering into a definitive agreement with Shareholder for such a transaction containing customary terms and conditions, and Newco shall, within 2 days of the approval of its Board of Directors of such an agreement, execute and deliver the same to Shareholder; such terms and conditions shall include a termination fee of 5 percent of the aggregate value of Newco as evidenced by the per share value payable by Shareholder under the agreement and a right of Newco to terminate the transaction and pay such termination fee to Shareholder if Newco's Board of Directors determines that it is necessary for Newco to so terminate the agreement in order for the Board to properly discharge its fiduciary duties. In the event of any such termination by Newco, Shareholder may, in its discretion, proceed with a tender or exchange offer for all of the common stock of Newco which Shareholder does not own at such price as it shall choose irrespective of any other provisions of this Agreement and shall be free to pursue any other rights and remedies which it may then have against Newco arising from such termination; Shareholder shall not be obligated to tender its shares to such other bidder nor to vote in favor of any other transaction in the event of such termination.

                  (ii) Any Auction shall be subject to the following provisions:

                                    (A) The Auction shall be completed within
                           120 days after Newco receives the Qualified Offer and the corresponding sale shall close within 60 days after completion of the Auction.

                                    (B) If Newco does not receive an offer
                           acceptable to its Board of Directors in an Auction conducted pursuant to Section 3.1(d)(i)(B) within 120 days after Newco receives a Qualified Offer, Shareholder may either (I) proceed with its Qualified Offer (which may take the form of a tender offer or exchange offer) and close such purchase within 60 days


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                           thereafter, or (II) reinitiate the process by
                           submitting a new Qualified Offer.

                                    (C) In the event that Shareholder is not the
                           successful bidder in an Auction conducted pursuant to Sections 3.1(d)(i)(A) or (B) or does not elect to purchase in the Auction, Shareholder agrees that it shall vote its Class B Shares in favor of the successful bidder's transaction and not exercise dissenter's rights, shall tender its shares (in the event of a tender offer), and otherwise shall reasonably cooperate in consummating the transaction.

                                    (D) Newco and Shareholder agree that the
                           purchase price set forth in a Qualified Offer is highly confidential and, as such, Newco and Shareholder (and each of their Affiliates) shall not, to the extent legally permissible, disclose such purchase price to any Person without the prior written consent of the other party.

                                    (E) To the extent that a successful bidder
                           proposes a purchase price that is not solely for cash, the stock and cash components of such bid shall be substantially equivalent in value (on a per share basis) and the bid shall provide for sufficient cash (or be on such other terms) such that Shareholder may receive solely cash for its Class B Shares.

                                    (F) In any Auction, Newco may be a bidder.

         3.2 Transfer Restrictions. Newco and Shareholder covenant and agree that commencing upon the Closing and for a period of one year thereafter (the "Restricted Period"), Shareholder shall not Transfer any Class B Shares except in a transaction pursuant to Section 3.1(d) hereof, Article IV hereof or a Governmental Order. Following the Restricted Period, Shareholder shall not Transfer or propose to Transfer any Class B Shares except in a transaction pursuant to Article III, Article IV or a Governmental Order.

                  (a) Widely Disbursed Public Sale. Following the Restricted Period, Shareholder may Transfer any Class B Shares in one or more Widely Disbursed Public Sales.

                  (b) Other Transfers. Following the Restricted Period, Shareholder may Transfer part or all of its Class B Shares in accordance with this Section 3.2(b) and Newco shall first be given the opportunity, in the following manner, to purchase (or cause a Person or group designated by Newco (a "Newco Designee") to purchase) all, but not less than all, of such offered Class B Shares:

                           (i) Proposed Transfer in the Absence of a Third Party
                  Offer. If, from time to time, at any time when Shareholder is not in receipt of a Third Party Offer, Shareholder desires to Transfer some or all of the Class B Shares other than pursuant to a Widely Disbursed Public Sale, Shareholder shall deliver a written


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                  notice (the "Offer Notice") to Newco of such intention and stating the number of Class B Shares that Shareholder proposes to Transfer and the cash purchase price per share for such Transfer. Newco (or a Newco Designee) shall have the right for thirty (30) days from the receipt of the Offer Notice, exercisable by written notice in accordance with Section 8.4 hereof, to elect to purchase (or to designate the Newco Designee to purchase) all, but not less than all, of the Class B Shares specified in the Offer Notice for cash at a purchase price per share as set forth therein.

                                    (A) If Newco (or a Newco Designee) does not
                           provide Shareholder written notice of its election to purchase within thirty (30) days from receipt of the Offer Notice, Shareholder may, but is not obligated to, Transfer all, but not less than all, of the Class B Shares as specified in the Offer Notice at the cash purchase price per share set forth therein (or at a higher price), provided that such Transfer must be completed within 180 days after Shareholder delivers the Offer Notice.

                                    (B) If Newco exercises its right to purchase
                           the Class B Shares specified in the Offer Notice, the closing of the purchase of such Class B Shares shall take place within 180 days after Shareholder delivers the Offer Notice at a time and place reasonably specified by Newco (or a Newco Designee). At the closing, Newco (or a Newco Designee) shall deliver to Shareholder cash or immediately available funds in an amount equal to the total purchase price of the Class B Shares set forth in the Offer Notice and Shareholder (and its Affiliates) shall deliver to Newco (or a Newco Designee) certificates representing the Class B Shares, duly endorsed in blank or accompanied by stock powers duly executed and otherwise in form acceptable for transfer of the shares on the books of Newco, free and clear of liens, claims or other encumbrances of any nature. If, for any reason other than a delay caused by Shareholder, Newco (or a Newco Designee) fails to complete the purchase of the Class B Shares in accordance with this clause within 180 days after Shareholder delivers the Offer Notice, then Shareholder (and its Affiliates) may, but is not obligated to, Transfer the Class B Shares at such price as it shall deem appropriate, provided that Shareholder shall complete such Transfer within 180 days thereafter. Shareholder and Newco expressly agree that, with respect to the first failure of Newco to complete the purchase of the Class B Shares as required by this clause (B), Shareholder shall have no remedies other than (1) the rights set forth in the immediately preceding sentence and (2) a right to recover from Newco on demand Shareholder's reasonable out of pocket expenses related to the proposed sale; provided, however that such limitation on Shareholder's remedies shall only be applicable if Newco exercised its right to purchase under this clause (B) in good faith and with the written advice of a nationally-recognized investment banking firm or financial institution that sufficient financing would be available for such transaction.


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
                  (ii) Transfer Pursuant to a Third Party Offer. At any time Shareholder receives and desires to accept an unsolicited Third Party Offer, Shareholder shall deliver a written notice (the "Third Party Offer Notice") to Newco of such intention and stating the identity of the Third Party Offeror, the number of Class B Shares that Shareholder proposes to Transfer and the purchase price per share for such Transfer. Following, receipt of the Third Party Offer Notice, Newco's board of directors shall determine, in its sole discretion, whether the sale to the Third Party Offeror is acceptable and shall deliver a written notice to Shareholder stating whether the sale to the Third Party Offeror is acceptable within thirty (30) days from the receipt of the Third Party Offer Notice.

                           (A) If Newco advises Shareholder that the sale to the
                  Third Party Offeror is acceptable, then Shareholder may proceed with the Transfer of Class B Shares in accordance with the Third Party Offer Notice (or at a higher price).

                           (B) If Newco advises Shareholder that the sale to the
                  Third Party Offeror is not acceptable, then Shareholder shall have the right to require Newco to purchase (or to designate a Newco Designee to purchase) all, but not less than all, of the Class B Shares specified in the Third Party Offer Notice for cash at a purchase price equal to 105% of the purchase price per share as set forth in the Third Party Offer Notice. If, for any reason other than a delay caused by Shareholder, Newco (or a Newco Designee) fails to complete the purchase within 180 days from its receipt of the Third Party Offer Notice, Shareholder may, but is not obligated to, Transfer the Class B Shares specified in the Third Party Offer Notice at such price as it shall deem appropriate, provided that Shareholder shall complete such Transfer within 180 days thereafter. Shareholder and Newco expressly agree that, with respect to the first such failure of Newco to complete the purchase of the Class B Shares as required by this clause (B), Shareholder shall have no remedies other than (1) the rights set forth in the immediately preceding sentence and (2) a right to recover from Newco on demand Shareholder's reasonable out of pocket expenses related to the proposed sale; provided, however that such limitation on Shareholder's remedies shall only be applicable if Newco exercised its right to purchase under this clause (B) in good faith and with the written advice of a nationally-recognized investment banking firm or financial institution that sufficient financing would be available for such transaction.

         3.3 Time Periods. Whenever a provision of Article III or IV provides that an action is to be taken within a specified period of time, such period shall be increased to the extent reasonable to accommodate obtaining any required approvals from any Governmental Authorities.


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         3.4 Additional Shareholder Covenants. Shareholder shall not seek, directly or indirectly, to place representatives on the Board of Directors of Newco or seek the removal of any member of the Board of Directors of Newco except pursuant to the terms of the Class B Shares set forth in the Articles of Incorporation of Newco.

         3.5 Shares Subject to the Agreement. Except as otherwise provided for herein, all Class B Shares now or hereafter owned by Shareholder or its Affiliates shall be subject to the terms of this Agreement.

         3.6 References to Class B Shares. With respect to any Transfer, a reference to Class B Shares herein shall be deemed to include the Class A Shares or other securities issuable upon conversion of the Class B Shares in accordance with Newco's Articles of Incorporation upon the Transfer of such Class A Shares or other securities to a third party.

         3.7 Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, Shareholder hereby consents:

                  (a) to the placement of the following legend on all certificates certifying ownership of the Class B Shares until such Class B Shares have been sold, transferred or disposed of pursuant to the requirements of Article III hereof:

                  The shares represented by this certificate are subject to the provisions of a Shareholder Agreement between and among Newco and Chevron U.S.A. Inc. (and certain other parties) and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. A copy of said Agreement is on file at the office of the Secretary of Newco; and

                  (b) to the entry of a stop transfer order with the transfer agent or agents of Newco securities against the transfer of Class B Shares except in compliance with the requirements of this Agreement, or, if Newco is its own transfer agent with respect to any Class B Shares, to the refusal by Newco to transfer any such securities except in compliance with the requirements of this Agreement.

                                   ARTICLE IV
                              NEWCO'S BUYOUT RIGHTS

         4.1 Buyout Rights. Subject to the limitations hereinafter set forth, upon the occurrence of a Buyout Event, Shareholder's blocking rights under this Agreement with respect to a Covered Transaction and pursuant to Article III,
Section 7 of Newco's Bylaws shall, subject to reinstatement under clause
(a)(iii) hereunder, terminate and Shareholder may, within 180 days after the occurrence of a Buyout Event (or such longer period as may be required to avoid disgorgement of short swing profits under Section 16 of the Exchange Act with respect to Class B Shares owned at the time of the Buyout Event), Shareholder, at its option shall either:

         (a) Sell (and cause its Affiliates to sell) all of the Class B Shares
(1) in a Widely Disbursed Public Sale or (2) to a third party in a private sale, provided that any such private sale shall be subject to the following provisions:

                  (i) As promptly as practicable, Shareholder shall deliver written notice to Newco of any proposed buyer under clause (2) of this
         Section 4.1(a) and the purchase price per share and other material terms of such proposed sale.

                  (ii) If, within 30 days after receipt of Shareholder's notice, Newco's board of directors delivers written notice to Shareholder that a proposed buyer or terms are not acceptable, in its sole discretion, then Shareholder shall have the right to require Newco to purchase (or find an acceptable buyer to purchase) all of the Class B Shares at a purchase price equal to 105% of the purchase price agreed to between Shareholder and the third party under clause (2) of this Section 4.1(a).

                  (iii) If, for any reason other than a delay caused solely by Shareholder, Newco (or any acceptable buyer appointed by Newco) fails to purchase the Class B Shares within 180 days after the date of the Buyout Event, then Shareholder (and its Affiliates) shall be free to Transfer the Class B Shares at such price as it shall deem appropriate, provided that Shareholder shall complete such Transfer within 180 days thereafter, provided, that if Shareholder chooses not to sell the Class B Shares after such failure, then notwithstanding any of the provisions of this Section 4.1, the Blocking Event triggering the Buyout Event shall not be deemed to be a Blocking Event and Shareholder's blocking rights under Article III, Section 7 of Newco's Bylaws shall thereupon be reinstated. Shareholder and Newco expressly agree that, with respect to the first failure of Newco to complete the purchase of the Class B Shares as required by this clause (iii), Shareholder shall have no remedies other than (1) the rights set forth in the immediately preceding sentence and (2) a right to recover from Newco on demand Shareholder's reasonable out of pocket expenses related to the proposed sale; provided, however that such limitation on Shareholder's remedies shall only be applicable if Newco exercised its right to purchase under this clause (iii) in good faith and with the written advice of a nationally-recognized investment banking firm or financial institution that sufficient financing would be available for such transaction.

         (b) Elect to retain the Class B Shares, by delivering a written election to Newco, provided that such Class B Shares and the directors elected by such Class B Shares shall no longer be entitled to any blocking rights under
Article III, Section 7 of Newco's Bylaws.

                                   ARTICLE V
                         CERTAIN AGREEMENTS RELATING TO
                         THE MERGER AGREEMENT AND NEWCO

         5.1 Determination of Satisfaction of Certain Conditions. The parties hereto covenant and agree that any determination by Dynegy that the conditions to the closing of the Merger Agreement specified in Sections 9.1(h) or 9.3(e),
(f) or (g) of the Merger Agreement are satisfied shall not be deemed to be effective unless such determination shall also be approved in writing by Shareholder.

         5.2 Sales of Class B Common Stock. Newco covenants and agrees that it shall not issue or agree to issue to any Person other than Shareholder or its Affiliates any Class B Shares (or any security convertible or exchangeable into such Class B Shares or any option, warrant or other right to acquire such Class B Shares) without the prior written consent of Shareholder.

         5.3 Restraints on Shareholders Ownership. Newco covenants and agrees that its shall not adopt a shareholder rights plan, "poison pill" or similar device that prevents Shareholder from exercising its rights under Section 3.1(c) or Article IV.

         5.4 Nuclear Facility. Newco covenants and agrees that, from and after the Closing, it shall not acquire, own or operate (and shall prevent any subsidiary or joint venture to which it is a party from acquiring, owning or operating) a facility licensed by the Nuclear Regulatory Commission (a "Nuclear Facility"). This restriction shall not prohibit Newco and its subsidiaries from owning up to 10% of the equity securities of any publicly-traded company that owns or operates a Nuclear Facility.

         5.5 Representatives on Newco's Board of Directors. Dynegy covenants and agrees that it shall cause the three directors nominated by Shareholder to be appointed to Newco's Board of Directors pursuant to Section 3.3(c)(i) of the Merger Agreement.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

         6.1 Employee Benefit Plans. In the event that Newco issues any equity securities pursuant to stock option, restricted stock or other employee benefit plans, within 30 days following the end of each fiscal quarter Newco shall notify Shareholder in writing of all such issuances. Within 30 days after the receipt of such notification, Shareholder may notify Newco of its intent to purchase its "proportionate share" of such securities, in which event Newco shall issue such equity securities to Shareholder in exchange for the purchase price. Notwithstanding the foregoing, in the event that Newco is subject to a stock split, reverse split, merger, share exchange or other transaction in which the rights of Shareholder may be adversely impacted in the event it is not able to purchase its proportionate share in a timely fashion, the notice required by this Section shall be given in sufficient time for Shareholder to elect to purchase equity securities and participate in such transaction.

         6.2 Other Issuances. In the event that Newco issues any equity securities other than as described in Section 6.1 hereof, promptly, but in all events within 30 days following each such issuance, Newco shall notify Shareholder in writing of such issuance. Within 30 days after the receipt of such notification, Shareholder may notify Newco in writing of its intent to purchase its proportionate share of such securities, in which event Newco shall issue such equity securities to Shareholder in exchange for the purchase price.

         6.3 Intended Issuances. Notwithstanding the provisions of Section 6.2, in order to enable Newco to efficiently structure financings and other securities issuances, to the extent that Newco notifies Shareholder in writing of the material terms of an intended issuance of any equity securities, as promptly as practicable thereafter Shareholder shall notify Newco in writing of its election to purchase its proportionate share of such securities, in which case Newco shall issue such equity securities to Shareholder in exchange for the purchase price at the time of the issuance to others. In the event that the material terms of the intended issuance change prior to issuance, Newco shall promptly give Shareholder written notice thereof, and as promptly as practicable thereafter Shareholder shall reconfirm (or reverse) its prior election in writing.

         6.4 Purchase Price. The purchase price for equity securities issued pursuant to Section 6.1 or 6.2 shall equal: (a) in the event that the securities are issued in an arms' length transaction based upon the market price of Newco's securities, at the price of such issuance, (b) if clause (a) does not apply, at the mean closing price on the New York Stock Exchange (or other primary market for the relevant securities) over the twenty (20) trading days most immediately preceding the issuance, (c) if neither clause (a) or (b) applies, at the fair market value thereof as determined for purposes of complying with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if a notification is required pursuant to such Act, and (d) otherwise at the fair market value thereof, in cash, as determined in good faith by Board of Directors of Newco.

         6.5 Proportionate Share. For purposes of the issuance of securities to Shareholder pursuant to this Article VI, Shareholder's "proportionate share" shall be that number of shares or interests which preserves Shareholder's proportionate interest in the equity value of Newco at the same level as prior to the issuance that triggered Shareholder's rights.

         6.6 Nature of Securities. To the extent that Shareholder is entitled to purchase Class A Common Shares pursuant to this Article VI, it instead shall be issued Class B Common Shares on a one-for-one basis. To the extent that Shareholder is entitled to purchase any other voting securities, Newco and Shareholder shall negotiate in good faith and agree upon the nature of the securities and, if applicable, the restrictions on or privileges of, such securities so that the purposes of this Agreement are effected. Shareholder shall have no preemptive rights with respect to securities that do not participate in the earnings of Newco or, absent a payment or other default, in the election of directors of Newco.

         6.7 Presumption. In order to facilitate future reviews of the books and records of Newco, there shall be an irrefutable presumption that this Article VI has been fully complied with by Newco: (a) absent a filing by Shareholder with the SEC (for instance, on a Schedule 13D) within 180 days following the end of any fiscal year of a document stating its belief that it was not issued the securities that it was entitled to during such fiscal year, with respect to all issuances during such year, and (b) absent the institution of litigation against Newco by Shareholder prior thereto, 180 days following the last date on which there has been any Class B Shares outstanding, with respect to all issuances.

                                  ARTICLE VII
                           EFFECTIVENESS; TERMINATION

         7.1 Effectiveness and Term. The provisions of this Agreement shall be effective and terminate as follows:

                  (a) The provisions of Articles I, II and VIII hereof shall be effective as of the date hereof and shall terminate on the date following the Effective Date on which Shareholder and its Affiliates own less than 10% of the total combined voting power of all voting securities of Newco; and

                  (b) The remaining provisions (other than Articles I, II and
         VIII) of this Agreement shall be effective at the Effective Date and shall terminate on the date Shareholder and its Affiliates cease to own at least 15% of the total combined voting power of all voting securities of Newco.

Notwithstanding the foregoing, if the Merger Agreement is terminated in accordance with its terms, the provisions of this Agreement shall be null and void and of no further force or effect and this Agreement shall be deemed terminated; provided, however, that no termination of this Agreement shall in any way relieve any party from any liability arising as a result of any breach of this Agreement by such party prior to the effective date of such termination.

         7.2 Issuance of New Certificates. Upon a termination of the provisions of this Agreement contemplated by Section 7.1(b), all Class B Shares subject to this Agreement shall be relieved from the terms and conditions contained herein, and the stock certificates of Newco representing such Class B Shares may be surrendered to Newco for cancellation and issuance of a new certificate without the legend required pursuant to Section 3.7. Such new certificates shall be issued and delivered to Shareholder as soon as practicable and the stop transfer order provided for in Section 3.7 shall be rescinded immediately.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Intent and Interpretation. Each of parties hereto stipulates and acknowledges that Newco has made, prior to the date hereof, a careful evaluation of Shareholder, its investment objectives with regard to the Class B Shares and its lack of intent to obtain control of Newco by its acquisition thereof, and the compatibility of such objectives with the objectives of Newco; that such factors were critical to Newco in the decision to consummate the Merger and thereby issue a large block of voting securities to Shareholder; that, absent the restrictions in this Agreement, ownership of the Class B Shares would present an unusual opportunity for Shareholder to gain effective control of Newco; that Newco might have reached a different decision with regard to the Merger and the resulting issuance of the Class B Shares to a group of related persons had such persons been other than Shareholder; therefore, that the restrictions set forth in this Agreement are a material part of the consideration received by Newco for the issuance of the Class B Shares in the Merger, and that the primary intent of such restrictions is to insure that such block of securities does not come to rest in the hands or under the control of any single holder or group of holders other than Shareholder and that the size of such block of securities is not, except as otherwise herein provided, increased over a prescribed amount, without the consent of Newco. Shareholder acknowledges and agrees that such purpose and intent are reasonable and that the restrictions set forth in this Agreement are reasonable in view of such purpose and intent. Further, Shareholder and Newco agree that, should any disagreement arise in the interpretation of any such restrictions as applied to any set of facts, such disagreement shall be resolved by interpreting and applying each restriction in the manner that will most nearly effectuate the purpose and intent of such restrictions as herein stated.

         8.2 Specific Enforcement. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged and that money damages are not an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached because, among other reasons, each such provision relates to potential control of Newco. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any court of the United States or any state thereof, in addition to any other remedy to which such party may be entitled, at law or in equity. It is further agreed that none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         8.3 Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         8.4 Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case to the applicable addresses set forth below (or to such other address as such party may designate in writing from time to time):

                  If to Newco, Dynegy or Illinova:

                           Energy Convergence Holding Company
                           1000 Louisiana, Suite 5800
                           Houston, Texas  77002
                           Attention:  President
                           Telecopy: (713) 507-6808

                  with copies (which shall not constitute notice) to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           711 Louisiana; Suite 1900 South
                           Houston, Texas  77002
                           Attention:  Robert B. Allen
                           Telecopy (713) 236-0822

                  If to Shareholder:

                           Chevron U.S.A. Inc.
                           1301 McKinney
                           Houston, TX  77010
                           Attention:  President
                           Telecopy:  (713) 754-5777

                  with a copy to:

                           Chevron Corporation
                           575 Market Street
                           San Francisco, CA  94105
                           Attention:  General Counsel
                           Telecopy:  (415) 894-6017

                  and to:

                           Pillsbury Madison & Sutro LLP
                           235 Montgomery Street, Suite 1675
                           San Francisco, CA  94104
                           Attention:  Terry M. Kee, Esq.
                                        and Rodney R. Peck, Esq.
                           Telecopy:  (415) 983-1200

or to such other address as such party shall have designated by notice so given to each other party.

         8.5 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by all of the parties hereto (or their successors).

         8.6 Entire Agreement. This Agreement (together with the Merger Agreement, the Registration Rights Agreement, the Voting Agreement, the Subscription Agreement and the Articles of Incorporation and Bylaws of Newco) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Merger Agreement, the Registration Rights Agreement, the Voting Agreement and the Subscription Agreement.

         8.7 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         8.8 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or her right to exercise any such or other right, power or remedy or to demand such compliance.

         8.9 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         8.10 Consent to Jurisdiction. Each party (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court if any action, suit or proceeding arises in connection with this Agreement, and (b) agrees that it will not attempt to defeat or deny such personal jurisdiction by motion or other request for leave from any such court.

         8.11 Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of Delaware, without reference to rules relating to conflicts of law other than to the extent this Agreement pertains to the internal affairs of an Illinois corporation, in which event, and only with respect to such event, the Illinois Business Corporation Act shall apply.

         8.12 Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

         8.14 Expenses. Except as expressly provided herein, each of the parties hereto shall each bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         8.15 Successors and Assigns. Shareholder shall not assign this Agreement without the written consent of Newco, except to an Affiliate of Shareholder as contemplated herein; Newco may assign this Agreement only to any successor to substantially all of its business as a result of a merger, consolidation or sale by Newco. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.16 Certain Agreements Relating to Newco's Articles of Incorporation. In the event that the Illinois Secretary of State will not allow the provisions of Article 7, Paragraph 2 of the Newco Articles of Incorporation as heretofore agreed to by the parties to be included in the Articles, such provisions shall be deemed to be incorporated by reference into this Agreement and shall be fully binding upon Newco unless waived in writing by Shareholder.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties hereto have duly and validly executed this Shareholder Agreement as of the day and year first above written.


                                              ENERGY CONVERGENCE HOLDING COMPANY


                                              By:    /s/ Charles E. Bayless
                                                     ---------------------------
                                              Name:  Charles E. Bayless
                                                     ---------------------------
                                              Title: President
                                                     ---------------------------


                                              CHEVRON U.S.A. INC.


                                              By:    /s/ P.J. Robertson
                                                     ---------------------------
                                              Name:  P.J. Robertson
                                                     ---------------------------
                                              Title: Executive Vice President
                                                     ---------------------------


                                              ILLINOVA CORPORATION


                                              By:    /s/ Charles E. Bayless
                                                     ---------------------------
                                              Name:  Charles E. Bayless
                                                     ---------------------------
                                              Title: Chairman, President and CEO
                                                     ---------------------------


                                              DYNEGY INC.


                                              By:    /s/ C. L. Watson
                                                     ---------------------------
                                              Name:  C.L. Watson
                                                     ---------------------------
                                              Title: Chairman and
                                                     Chief Executive Officer
                                                     ---------------------------